Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. §1350, we, the undersigned Chief Executive Officer and Chief Financial Officer, respectively, of Community First Bankshares, Inc. (the “Company”), hereby certify:

1)     That the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2)     That information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2004	/s/ Mark A. Anderson
Mark A. Anderson
President and Chief Executive Officer

Date: March 11, 2004	/s/ Craig A. Weiss
Craig A. Weiss
Executive Vice President and Chief Financial Officer